Exhibit 8.1

[Letterhead of Sullivan & Cromwell LLP]

March 17, 2016

UBS AG,

Bahnhofstrasse 45,

Zurich,

Switzerland.

UBS Switzerland AG,

Bahnhofstrasse 45,

Zurich,

Switzerland.

UBS Preferred Funding Trust IV,

c/o Wilmington Trust Company,

1100 North Market Street,

Wilmington, Delaware 19890.

UBS Preferred Funding Trust V,

c/o Wilmington Trust Company,

1100 North Market Street,

Wilmington, Delaware 19890.

UBS Americas Inc.,

677 Washington Boulevard,

Stamford, Connecticut 06901.

Ladies and Gentlemen:

As counsel to UBS AG (the “Company”), UBS Preferred Funding Trust IV, UBS Preferred Funding Trust V, UBS Preferred Funding Company LLC IV, UBS Preferred Funding Company LLC V (each, a “UBS Preferred Funding Trust”) and UBS Americas Inc. (“UBS Americas”) in connection with the registration of an aggregate initial offering price not to exceed $17,558,384,984 of the debt securities and warrants to be issued (on a delayed and continuous basis) by the Company (the “Company Securities”), an indeterminate amount of the debt securities and warrants to be offered and sold, through the Company’s affiliates, in market-making transactions by the Company and UBS Switzerland AG, a subsidiary of the Company, as co-obligor of such market-making debt securities and warrants (the “Co-Obligation Securities”), and an indeterminate amount of the trust preferred securities to be offered and sold in market-making transactions by the Company through the Company’s affiliates (the “Trust Preferred Securities”, and together with the Company Securities and the Co-Obligation Securities, the “Securities”), in each case, pursuant to the related base prospectus (each a “Prospectus”) that forms a part of Post-Effective Amendment No. 1 to the registration statement on Form F-3 of the Company, UBS Switzerland AG, the UBS Preferred Funding Trusts and UBS Americas filed with the Securities and Exchange Commission on March 17, 2016 (the “Registration Statement”) to which this opinion is filed as an exhibit, we hereby confirm to you that the discussions of U.S. federal tax law set forth under the heading “U.S. Tax Considerations” contained in each Prospectus in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the heading “U.S. Tax Considerations” in each Prospectus in the Registration Statement. In addition, if a prospectus or pricing supplement relating to the offer and sale of any particular Security is prepared and filed by the Company, UBS Switzerland AG, the UBS Preferred Funding Trusts or UBS Americas with the Securities and Exchange Commission on a future date and the prospectus or pricing supplement contains our opinion and a

UBS AG UBS Switzerland AG UBS Preferred Funding Trust IV UBS Preferred Funding Trust V UBS Americas Inc.	-2-

reference to us, this consent shall apply to our opinion and the reference to us in substantially such form. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP